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                                                                     Exhibit 4.4
                               AMENDMENT NO. 4
                                    TO THE
                             BOWATER INCORPORATED
                       SALARIED EMPLOYEES' SAVINGS PLAN

     Effective January 1, 1997, the Bowater Incorporated Employees Retirement Plan, as amended and restated as of May 1, 1989 and as amended thereafter (the "Plan"), is hereby further amended as follows:

     1. Section 1.16 is amended to delete the first sentence thereof and replace it with the following:

     "1.16 EMPLOYEE: Any individual who is hired to perform duties for the Employer on a salaried basis either as a Full-Time Employee or a Part-Time Employee, who is subject to its control and who receives a regular stated compensation, including a pay arrangement or paid leave of absence, unless contractually agreed otherwise, but excluding a pension, retainer or fee under contract. Notwithstanding the foregoing, the term "Employee" shall not include: (a) any individual designated by the Company on its records as an independent contractor, consultant or an individual performing services for the Company (even if a court, the Internal Revenue Service or other entity determines that such individual is a common law employee); (b) any leased employee (as defined under Code
           Section 414(n)); (c) any seasonal or temporary employees; and (d) any employee of the Company whose terms and conditions of employment are governed by a collective bargaining agreement with respect to which benefits of the type provided to employees under the Plan were the subject of good faith bargaining, unless such agreement provides for participation in the Plan."

     2. Article I is amended to add the following as Section 1.25, and subsequent provisions are redesignated accordingly:

     "1.25 FULL-TIME EMPLOYEE: An Employee who is designated as being employed on a full-time basis on the Employer's payroll records."

     3. Section 1.26 (formerly Section 1.25) is hereby deleted in its entirety and replaced with the following:

     "1.26 HOUR OF SERVICE:

           (a) For a Plan Year beginning prior to January 1, 1997, Hours of Service shall be equal to the hours of service credited under the provisions of the Plan in effect for such Plan Year.


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            (b)  Effective January 1, 1997, while an individual is a Full-Time
                 Employee, 'Hour of Service' shall mean each hour for which an Employee is paid or entitled to payment for the performance of duties for the Employer.

            (c) Effective January 1, 1997, while an individual is a Part-Time Employee, 'Hour of Service' shall mean:

                 (i) each hour for which the Employee is paid, or entitled to payment, for the performance of duties for the Employer during the applicable period.

                 (ii) each hour for which the Employee is paid, or entitled to payment, on account of a period of time during which no duties are performed (irrespective of whether the Employee's Employment has terminated) due to vacation, holiday, illness, incapacity (including disability or pregnancy), layoff, jury duty, military service or an authorized leave of absence. No more than 501 Hours of Service will be credited under this subsection (ii) for any single continuous period (whether or not such period occurs during a single computation period).

                 (iii) each hour for which back pay, irrespective of mitigation of damages, is either awarded or agreed to by the Employer.

                 The same Hours of Service shall not be credited both under (i) or (ii), as the case may be, and (iii) above.

                 In determining the Hours of Service credited to a Part-Time Employee who is employed by the Company on other than an hourly-rated basis, such Employee shall be credited with ten Hours of Service per day for each day he would, if hourly-rated, be credited with Hours of Service pursuant to clause (i) above.

                 In the case of a payment which is made or due on account of a period during which a Part-Time Employee performs no duties and which results in the crediting of Hours of Service under either (ii) or (iii) above, to the extent that such award or agreement is made with respect to such a period described in
                 (ii) above, the number of Hours of Service to be credited shall be determined in accordance with Department of Labor Regulation Section 2530.200b-2, which is incorporated herein by reference.


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            (d)  Nothing in this Section 1.26 shall be construed as denying an
                 Employee credit for an Hour of Service if credit is required under applicable federal law.

            (e) Hours of Service with an Affiliated Company shall be credited as Hours of Service under this Plan. Hours of Service will also be credited for any individual considered to be an Employee for purposes of this Plan under Code Sections 414(n) or (o) and the regulations thereunder (to the extent therein required) or for an individual who is a common law employee but is designated as an independent contractor."

     4. Article I is further amended to add the following as Section 1.28, and subsequent provisions are redesignated accordingly:

     "1.28 MATERNITY OR PATERNITY REASONS: With respect to any Employee: (a) the Employee's pregnancy; (b) the birth of the Employee's child;
            (c) the placement of a child with the Employee in connection with the adoption of such child by the Employee; or (d) the need to care for such child for a period beginning immediately following such birth or placement."

     5. Article I is further amended to add the following as Section 1.29, and subsequent provisions are redesignated accordingly:

     "1.29 PART-TIME EMPLOYEE: An Employee who is designated as being employed on a part-time basis on the Employer's payroll records."

     6. Section 1.39 (formerly 1.36) is amended to add the phrase "Full-Time" before the word "Employee" in subsection (a) thereof.

     7. Section 1.39 is further amended to add the phrase "Full-Time" before the word "Employee" in subsection (b) thereof.

     8. Section 1.39 is further amended to capitalize the phrase "maternity or paternity reasons" in the second paragraph thereof.

     9.     Section 1.39 is further amended to delete the last sentence thereof.



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     10. Section 1.52 (formerly Section 1.49) is hereby deleted in its entirety and replaced with the following:

     "1.52 YEAR OF BREAK IN SERVICE:

            (a) For a Plan Year beginning prior to January 1, 1997, Years of Break in Service shall be determined under the provisions of the Plan in existence as in effect for such Plan Year.

            (b) Effective January 1, 1997, while an individual is a Full-Time Employee, 'Year of Break in Service' shall mean any twelve
                 (12) consecutive month period, computed from the Employee's Severance from Service Date, during which the Employee does not complete one (1) or more Hours of Service. A Year of Break in Service shall occur on the last day of the first such twelve (12) consecutive month period, and additional Years of Break in Service shall occur for each succeeding twelve (12) consecutive month period, or allocable part thereof computed in months and days (with an aggregate of thirty (30) days constituting a month), during which the Employee does not complete one (1) or more Hours of Service.

                 Notwithstanding the preceding paragraph, an Employee shall not be deemed to have incurred a Year of Break in Service if he is on an authorized leave of absence in excess of twelve
                 (12) months and returns to Employment upon the expiration of such leave.

            (c) Effective, January 1, 1997, while an individual is a Part-Time Employee, 'Year of Break in Service' shall mean a Plan Year in which the Part-Time Employee fails to complete 501 or more Hours of Service. Solely for purposes of determining whether a Year of Break in Service for participation and vesting purposes has occurred, a Part-Time Employee who is absent from Employment for Maternity or Paternity Reasons shall be credited with the Hours of Service which he would have earned but for such absence, or, in any case in which such hours cannot be determined, eight (8) Hours of Service per day of such absence. The Hours of Service credited under this paragraph shall be credited in the computation period in which the absence begins, if necessary to prevent a Year of Break in Service in that period, or, in all other cases, in the following computation period."


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     11. Section 1.53 (formerly Section 1.50) is hereby deleted in its entirety and replaced with the following:

     "1.53 YEARS OF SERVICE:

            (a) For Employment prior to January 1, 1984, Years of Service shall be equal to the years of service credited under the provisions of the Plan in existence as of December 31, 1983.

            (b) For Employment on and after January 1, 1984 but prior to January 1, 1997, Years of Service shall be equal to the years of service credited under the provisions of the Plan in existence as of December 31, 1996.

            (c)  For Employment beginning on or after January 1, 1997:

                 (i) while an individual is a Full-Time Employee, 'Years of Service' shall mean the Employee's aggregate period of Employment consisting of Years of Service and parts thereof, with each Year of Service consisting of twelve
                       (12) months and with each month thereof consisting of thirty days. Years of Service shall be computed beginning on the date the Employee first completes an Hour of Service upon commencing or recommencing Employment and ending on his next following Severance from Service Date. Years of Service shall include the period of time between a Full-Time Employee's Severance from Service Date and the date he next completes an Hour of Service, provided that he completes such Hour of Service within twelve (12) months of the date he last completed an Hour of Service.

                 (ii)  while an individual is a Part-Time Employee:

                       (A) Year of Service for participation shall mean the twelve (12) consecutive month period commencing on the date the Part-Time Employee first completes an Hour of Service, provided that he is credited with not less than 1,000 Hours of Service during such twelve (12) consecutive month period. If the Part-Time Employee fails to complete 1,000 or more Hours of Service within such twelve (12) consecutive month period, Year of Service shall mean the first Plan Year (beginning with the Plan Year that includes the first (1st) anniversary of the date the Employee first completed an Hour of Service) during which a Part-Time Employee is credited with 1,000 or more Hours of Service.


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                              (B) Year of Service for purposes of determining
                              the Vested Value of a Participant's Accounts shall mean a Plan Year during which the Part-Time Employee completes 1,000 or more Hours of Service.

            (d) For purposes of determining whether an Employee who transfers between Full-Time Employment and Part-Time Employment during a Plan Year has earned a Year of Service for such Plan Year, the following rules shall apply:

                 (i) In the case of a Full-Time Employee who transfers to Employment as a Part-Time Employee, the Employee shall be credited with ten (10) Hours of Service for each day he worked in such Plan Year as a Full-Time Employee and with the Hours of Service described under Section 1.26(c) for the portion of the Plan Year the Employee worked as a Part-Time Employee.

                 (ii) In the case of a Part-Time Employee who transfers to Employment as a Full-Time Employee, the Employee shall receive credit towards a Year of Service equal to the greater of the credit towards a Year of Service he would receive under Section 1.26(b) for the entire Plan Year and the credit towards a Year of Service he would receive under Section 1.26(c) for the portion of the Plan Year he worked as a Part-Time Employee.

                 (iii) Notwithstanding any provision of this subsection (d) to the contrary, the Plan shall comply with Treasury Regulation Section 1.410(a)-(7)(f) in crediting Years of Service for Employees who transfer between Full-Time Employment and Part-Time Employment during a Plan Year.

            (e) The following rules shall apply for purposes of determining the Years of Service credited to a Participant who incurs a Year of Break in Service.

                 (i)    If the Participant either:

                        (A) terminates Employment after his Vested Value under the Plan equals the total balance of his Accounts; or

                        (B) terminates and recommences Employment after incurring at least one (1) but less than five (5) consecutive Years of Break in Service,



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                        then his Years of Service shall include those Years he
                        earned prior to the termination of his Employment, provided that he satisfies the applicable eligibility requirements of Section 2.01 following his reemployment.

                  (ii) If the Participant terminates his Employment before his Vested Value under the Plan equals the total balance of his Accounts and he is reemployed after incurring five
                        (5) or more consecutive Years of Break in Service, his Years of Service shall not include periods prior to the termination of his Employment."

      12. The second sentence of Section 2.01 is hereby deleted in its entirety and replaced with the following:

      "Subject to the provisions of Sections 2.04 and 2.05, each other Employee shall be eligible to become a Participant on any Enrollment Date following (a) his Employment commencement date, if he is a Full-Time Employee; or (b) his completion of a Year of Service if he is a Part-Time Employee; provided that he does not participate in any other non-governmental tax-qualified defined contribution plan to which the Employer makes contributions on his behalf and he is not a member of a collective bargaining unit for which qualified plan benefits have been the subject of bargaining with the Employer pursuant to a currently effective collective bargaining agreement, unless such agreement provides for participation hereunder."

      13. Section 2.04 is hereby deleted in its entirety and replaced with the following:

      "2.04: EFFECT OF REEMPLOYMENT ON PLAN ENTRY OR REENTRY: The provisions of this Section 2.04 shall apply to any Employee who terminates his Employment and is subsequently reemployed by the Employer.

               (a) An Employee who is a Participant and who terminates his Employment and is reemployed before he incurs a Year of Break in Service (as defined based on his status as a Full-Time or Part-Time Employee immediately prior to the termination of his Employment) shall be eligible to participate in the Plan as of the date of his reemployment, provided that the Employee, prior to the termination of his Employment, actively participated in the Plan. If the Employee satisfied the eligibility conditions of Section
                    2.01 but terminated his Employment prior to becoming a Participant, he may become a Participant in the Plan on any Enrollment Date coinciding with or next following his reemployment.



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            (b)  If a Participant whose Employment terminates subsequently incurs one (1) Year of Break in Service and is reemployed, he may participate in the Plan as of the date he satisfies the applicable eligibility requirements of Section 2.01 following the recommencement of his Employment, provided that he either:
                 (i) had a Vested Value under the Plan when his employment terminates equal to the total balance of his Accounts; or (ii) is reemployed after before incurring five (5) or more consecutive Years of Break in Service.

            (c) If a Participant terminates his Employment before his Vested Value under the Plan equals the total balance of his Accounts and he is reemployed after incurring five (5) or more consecutive Years of Breaks in Service, he shall be treated as a new Employee for purposes of eligibility to participate in the Plan upon the recommencement of his Employment."

      14. Section 4.01 is amended to add the following as the last sentence thereof:

            "Notwithstanding the foregoing, effective January 1, 1997, the Company shall not make any Employer Contribution with respect to a Participant who is a Part-Time Employee in any Plan Year in which the Employee fails to complete 1,000 or more Hours of Service."

      15. Section 4.02 is amended to add the following as subsection (c) thereof:

      "(c) Notwithstanding the foregoing, effective January 1, 1997, the Company shall not make any Employer Contribution with respect to a Participant who is a Part-Time Employee in any Plan Year in which the Employee fails to complete 1,000 or more Hours of Service."


     IN WITNESS WHEREOF, Bowater Incorporated has caused this amendment to be executed by its duly designated officers and its corporate seal to be affixed hereto on the 19th of May, 1997.
                                         BOWATER INCORPORATED

                                         By:                /s/
                                             ----------------------------------
                                               Richard F. Frisch
                                         Its:  Vice President - Human Resources



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